                                                                     Exhibit 7.3

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                   ----------

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                NEW YORK                                          13-4994650
         (State of incorporation                               (I.R.S. employer
         if not a national bank)                             identification No.)

           11 POLARIS PARKWAY                                       43271
             COLUMBUS, OHIO                                       (Zip Code)
(Address of principal executive offices)

                               Pauline E. Higgins
                  Vice President and Assistant General Counsel
                    JPMorgan Chase Bank, National Association
                       707 Travis Street, 4th Floor North
                              Houston, Texas 77002
                               Tel: (713) 216-1436
            (Name, address and telephone number of agent for service)

                              ROYAL BANK OF CANADA
               (Exact name of obligor as specified in its charter)

                 CANADA                                         NOT APPLICABLE
    (State or other jurisdiction of                            (I.R.S. employer
     incorporation or organization)                          identification No.)

            ROYAL BANK PLAZA                                       M5J 2J5
             200 BAY STREET                                       (Zip Code)
                TORONTO
            ONTARIO, CANADA
(Address of principal executive offices)

                                 DEBT SECURITIES
                       (Title of the indenture securities)

                                     GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     New York State Banking Department, State House, Albany, New York 12110.

     Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

     Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 14th day of December, 2005.

                                        JPMORGAN CHASE BANK, N.A.


                                        By /s/ Denise S. Moore
                                           -------------------------------------
                                           Denise S. Moore
                                           Assistant Vice President

                                                           Exhibit 7 to Form T-1

                                BANK CALL NOTICE

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            JPMorgan Chase Bank, N.A.
                  of 1111 Polaris Parkway, Columbus, Ohio 43240
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,
                 at the close of business September 30, 2005, in
         accordance with a call made by the Federal Reserve Bank of this
         District pursuant to the provisions of the Federal Reserve Act.

                                                                         DOLLAR AMOUNTS
                                                                           IN MILLIONS
                                                                         --------------
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin ................     $   28,433
   Interest-bearing balances .........................................         17,638
Securities:
Held to maturity securities ..........................................             84
Available for sale securities ........................................         55,133
Federal funds sold and securities purchased under agreements to resell
   Federal funds sold in domestic offices ............................         24,468
   Securities purchased under agreements to resell ...................        167,210
Loans and lease financing receivables:
   Loans and leases held for sale ....................................         30,960
   Loans and leases, net of unearned income ..........................        360,848
   Less: Allowance for loan and lease losses .........................          4,895
   Loans and leases, net of unearned income and allowance ............        355,953
Trading Assets .......................................................        229,642
Premises and fixed assets (including capitalized leases) .............          8,279
Other real estate owned ..............................................            141
Investments in unconsolidated subsidiaries and associated companies ..            794
Customers' liability to this bank on acceptances outstanding .........            738
Intangible assets
   Goodwill ..........................................................         23,365
   Other Intangible assets ...........................................         10,275
Other assets .........................................................         55,313
TOTAL ASSETS .........................................................     $1,008,426

                                                                         DOLLAR AMOUNTS
                                                                           IN MILLIONS
                                                                         --------------
LIABILITIES
Deposits
   In domestic offices ...............................................     $  389,235
   Noninterest-bearing ...............................................        138,883
   Interest-bearing ..................................................        250,352
   In foreign offices, Edge and Agreement subsidiaries and IBF's .....        140,161
   Noninterest-bearing ...............................................          6,800
   Interest-bearing ..................................................        133,361
Federal funds purchased and securities sold under agreements to repurchase:
   Federal funds purchased in domestic offices .......................          8,435
   Securities sold under agreements to repurchase ....................        109,608
Trading liabilities ..................................................        131,588
Other borrowed money (includes mortgage indebtedness and obligations
   under capitalized leases) .........................................         82,712
Bank's liability on acceptances executed and outstanding .............            738
Subordinated notes and debentures ....................................         17,662
Other liabilities ....................................................         40,948
TOTAL LIABILITIES ....................................................        921,087
Minority Interest in consolidated subsidiaries .......................          2,249

EQUITY CAPITAL

Perpetual preferred stock and related surplus ........................     $        0
Common stock .........................................................          1,785
Surplus  (exclude all surplus related to preferred stock) ............         59,467
Retained earnings ....................................................         24,523
Accumulated other comprehensive income ...............................           (685)
Other equity capital components ......................................              0
TOTAL EQUITY CAPITAL .................................................         85,090
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL .............     $1,008,426

     I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        JOSEPH L. SCLAFANI

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                        WILLIAM B. HARRISON, JR.)
                                        JAMES DIMON             )
                                        MICHAEL J. CAVANAGH     )